UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2007 Incentive Compensation Program

On February 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Microtune, Inc., a Delaware corporation (the “Company”), and the Company’s Board of Directors, upon the Committee’s recommendation, approved an incentive compensation program for fiscal 2007 (the “2007 Program”). The 2007 Program covered executive officers of the Company and provided for incentive compensation to be paid, to the extent any such compensation was earned, 35% in cash and 65% through the performance vesting of restricted stock unit (“RSU”) awards. The 2007 Program also provided for the payment of cash awards to certain key employees, to the extent such compensation was earned. See the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 5, 2007 for a description of the 2007 Program.

On February 8, 2008, after reviewing the Company’s performance during fiscal 2007, the Board determined, upon the Committee’s recommendation, that the executive officers covered by the 2007 Program have each achieved the maximum awards set forth in the 2007 Program based upon the 2007 Program’s profitability and revenue targets. As such, the maximum amount of cash awards under the 2007 Program are payable and the entire amount of RSU’s awarded under the 2007 Program shall vest and be issuable pursuant to the terms of the 2007 Program. The actual cash amounts awarded and RSU awards vested for the Company’s named executive officers and/or those subject to Section 16 of the Securities Exchange Act of 1934, as amended, for fiscal 2007 are described below:

Executive Officer	Position	2007 Cash Award	2007 RSU Award (Shares)
James A. Fontaine	Chief Executive Officer	$115,000	42,900
Jeffrey A. Kupp	Chief Financial Officer	$81,200	30,160
Albert H. Taddiken	Chief Operating Officer	$81,200	30,160
Robert S. Kirk	Vice President of Worldwide Sales	$49,000	18,200
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	$56,000	20,800
Phillip D. Peterson	General Counsel	$99,729(1)	18,980

(1)	Adjusted to reflect an increase in base salary approved by the Committee and the Board of Directors in October 2007.

2008 Incentive Compensation Program

On February 8, 2008, the Committee and the Company’s Board of Directors, upon the Committee’s recommendation, approved a new incentive compensation program for fiscal 2008 (the “2008 Program”). The 2008 Program covers executive officers and certain key managers and provides for incentive compensation to be paid (to the extent any such compensation is earned) 40% in cash and 60% through the performance vesting of RSU awards. The 2008 Program also provides for the payment of cash awards to certain key employees to the extent the Company meets the profitability goals described below.

All payments and awards to executive officers and key managers under the 2008 Program are conditioned on the Company meeting the revenue and profitability goals described in the 2008 Program for fiscal 2008. The RSU awards to be made to the executive officers and key managers of the Company covered by the 2008 Program are designed to provide an additional alignment of the interests of the Company’s executive management and key managers with the interests of its stockholders. In accordance with the terms of the 2008 Program and pursuant to the Amended and Restated Microtune, Inc. 2000 Stock Plan, the Board of Directors also approved the terms of the RSU awards made to the executive officers and key managers of the Company covered by the 2008 Program. Under the 2008 Program, the amount of any cash award and the number of the total RSU awards that will actually vest and result in the issuance of underlying shares to such executive officers and key managers is calculated as described below.

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Profitability. The Company has established targets for profitability under the 2008 Program, measured by the Company’s pro forma net income, which is the Company’s GAAP net income, excluding: (1) SFAS No. 123R stock-based compensation expense and (2) a prescribed amount of stock option investigation related expenses. Stock option investigation related expenses include the following: tax and other regulatory settlements, costs and expenses, including legal expenses and other professional fees related to our ongoing litigation and regulatory matters related to the Audit Committee’s stock option investigation; Section 409A tax settlements; and the cost of compensating employees for the correction of certain employee stock option grants related to issues under Section 409A of the Internal Revenue Code. The Company has established a series of pro forma income levels with corresponding profit scores (the “Profit Scores”). The Profit Scores will range from 0% to 70% based upon the Company’s achievement of pro forma net income goals. The pro forma net income calculation used under the 2008 Program differs from the calculation used to determine the Company’s reported non-GAAP net income.

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Revenue. In addition, the Company has established a series of revenue levels with corresponding revenue scores under the 2008 Program (the “Revenue Scores”). The Revenue Scores will vary from 0% to 30% based upon the Company’s achievement of these revenue goals.

To determine the total bonus score (“Total Bonus Score”), the Committee will add the Profit Score (i.e. a range from 0% to 70%) to the Revenue Score (i.e. a range from 0% to 30%). The Total Bonus Score (i.e. 0% to 100%) will then be used to determine the award of each of the participants in the 2008 Program based on predetermined individual bonus percentiles of base salary.

The maximum Total Bonus Score under the 2008 Program requires both: (i) 2008 pro forma net income of at least $22 million and (ii) 2008 net revenue of at least $131 million. If both 2008 pro forma net income is $9 million or less and 2008 net revenue is $95 million or less, then the 2008 Program provides that there will be no payout.

An aggregate number of 213,000 RSU awards were granted under the 2008 Program effective on February 12, 2008 to 13 of the Company’s executive officers and key managers in differing amounts based on their respective responsibilities and each individual’s unique ability to impact the Company’s financial performance and business objectives. For each executive officer and key manager, a percentile of base salary was assigned to determine the Plan bonus payout. The at “Plan” payout for the top eight executive officers and key managers of the Company is approximately 48% of base salary with a range of 40% to 53%. The “Plan” payout for each participant is 50% of the “Maximum” total bonus award. The maximum bonus for each executive and key manager was then apportioned 60% to RSU’s and 40% in cash. The projected cash awards and RSU award vesting at “Plan” and “Maximum” for the Company’s named executive officers and/or those subject to Section 16 of the Securities Exchange Act of 1934, as amended, are described below:

		Cash Award		RSU Award (Shares)
Executive Officer	Position	At Plan	Maximum	At Plan	Maximum
James A. Fontaine	Chief Executive Officer	$70,000	$140,000	17,500	35,000
Jeffrey A. Kupp	Chief Financial Officer	$48,000	$96,000	12,000	24,000
Albert H. Taddiken	Chief Operating Officer	$50,000	$100,000	12,500	25,000
Robert S. Kirk	Vice President of Worldwide Sales	$32,000	$64,000	8,000	16,000
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	$38,000	$76,000	9,500	19,000
Phillip D. Peterson	General Counsel	$32,000	$64,000	8,000	16,000

“Plan” describes the Company’s current expectations regarding fiscal year 2008 financial performance.

In addition, the Company granted RSU awards under the 2008 Program to other key managers (who are not named executive officers or subject to Section 16) not listed above, totaling 78,000 RSU’s.

The number of RSU’s awarded to each individual participant under the 2008 Program was based on the maximum dollar value of the RSU portion of the bonus award divided by a stock price of $6.00 per share. The number of RSU’s granted under the 2008 Program that shall vest will be determined based on a review and evaluation by the Committee of the Company’s performance for fiscal 2008 based upon the terms and conditions of the 2008 Program. Any portion of an executive or key manager’s RSU bonus award that does not vest upon the

Committee’s determination shall be forfeited. A participant in the 2008 Program must be an employee of the Company on the date of the bonus payment to receive his bonus compensation under the 2008 Program; provided, however, if the employee is employed by the Company sixty (60) days after December 31, 2008, and the bonus payment has still not been made, then he will be entitled to receive bonus compensation under the 2008 Program as if he were an employee on the actual payment date. The 2008 Program will terminate according to its terms after the vesting and award determination is made by the Committee. The Company may adopt other incentive compensation programs in the future.

2008 Sales Commission Plan of Robert S. Kirk, Vice President of Worldwide Sales

On February 8, 2008, the Company amended the Executive Officer Sales Incentive Compensation Plan (the “Plan”) for Robert S. Kirk, Vice President of Worldwide Sales, to provide that in order to receive incentive compensation payments pursuant to the Plan, Mr. Kirk must be an employee of the Company on the actual date of payment; provided, however, that if Mr. Kirk is an employee of the Company after 60 days from the end of an applicable Plan period, he shall be eligible to receive a payment under this Plan for that applicable quarter or period. Except for the foregoing amendment, the Plan remains in full force and effect. A copy of the Plan, as amended, is attached hereto as Exhibit 10.2 and incorporated herein by reference. For a discussion of the terms of the Plan, see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 25, 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Common Stock Equivalent Agreement for the Amended and Restated Microtune, Inc. 2000 Stock Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2006, filed on June 8, 2006.

10.2	Executive Officer Sales Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: February 12, 2008	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Form of Common Stock Equivalent Agreement for the Amended and Restated Microtune, Inc. 2000 Stock Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2006, filed on June 8, 2006.

10.2	Executive Officer Sales Incentive Compensation Plan.